UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549
FORM 8-K
CURRENT REPORT Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 18, 2005
First Commonwealth Financial Corporation
(Exact name of registrant as specified in its charter)

Pennsylvania	0-11242	25-1428528
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

22 N. Sixth Street, Indiana, PA		15701
(Address of Principal Executive Offices)		(Zip Code)

Registrant's telephone number, including area code: (724) 349-7220

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

            On October 18, 2005, First Commonwealth Financial Corporation entered into new change of control agreements with Joseph E. O'Dell (President and Chief Executive Officer), Gerard M. Thomchick (Senior Executive Vice President and Chief Operating Officer), John J. Dolan (Executive Vice President and Chief Financial Officer), Sue A. McMurdy (Senior Vice President and Chief Information Officer), Thaddeus J. Clements (Senior Vice President, Human Resources), and R. John Previte (Senior Vice President, Investments).  The new agreements replace existing change of control agreements between First Commonwealth and each of these executive officers.  A summary of the material terms of the change of control agreements follows:

            Change of Control Agreements with Messrs. O'Dell, Thomchick and Dolan and Ms. McMudry.  If the executive's employment is terminated by First Commonwealth (or its successor) without cause or by the executive for good reason within three years following a change of control of First Commonwealth, the executive will be entitled to receive severance payments for a period of 36 months.  The amount of each monthly severance payment is equal to one-twelfth (1/12) of the sum of the following: (i) the executive's annual base salary immediately prior to the change of control, (ii) the aggregate amount of bonuses paid to the executive during the twelve months prior to the change of control, (iii) the aggregate amount of First Commonwealth's contributions to the executive's 401(k) and employee stock ownership plan accounts during the twelve months prior to the change of control, and (iv) the aggregate amount of contributions by the executive and First Commonwealth to the executive's supplemental executive retirement plan account during the twelve months prior to the change of control.  In addition, the executive and his or her family will also be entitled to receive to receive medical, dental, accident, disability and life insurance benefits during the severance period at the same level and upon substantially the same terms and conditions as in effect immediately prior to the termination of the executive's employment.

            As a condition to receiving the severance payments and benefits described above, the executive may not, at any time during the severance period, engage in certain competitive activities or solicit or interfere with First Commonwealth's relationship with certain customers to whom the executive provided services or whose identity became known to the executive in connection his or her association with First Commonwealth.

            Change of Control Agreements with Messrs. Clements and Previte.  The terms and conditions of the change of control agreements with Messrs. Clements and Previte are identical to those described above, except that Messrs. Clements and Previte are only entitled to receive severance payments and benefits for a period of 24 months, and the severance payments and benefits are only paid and provided if the executive's employment is terminated (by First Commonwealth without cause or by the executive with good reason) during the two-year period following a change of control of First Commonwealth.

            Copies of the change of control agreements will be filed as exhibits to First Commonwealth's 2005 annual report on Form 10-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  October 20, 2005

                                             FIRST COMMONWEALTH FINANCIAL CORPORATION
                                             (Registrant)

                                             By:  /S/JOHN J. DOLAN
                                             John J. Dolan
                                             Executive Vice President and
                                             Chief Financial Officer